UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 25, 2018
Date of report (Date of earliest event reported)
Astec Industries, Inc.
 (Exact Name of Registrant as Specified in Charter)

Tennessee	001-11595	62-0873631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road
Chattanooga, Tennessee 37421

(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (423) 899-5898
N/A
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§  230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§  240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective October 25, 2018, W. Norman Smith resigned as a director and Vice Chairman of Astec Industries, Inc. (the "Company").  He has also resigned from the executive committee of the Company's Board of Directors (the "Board").  Mr. Smith's resignation from the positions with the Company described above did not involve any disagreement on any matter relating to the Company's operations, policies or practices.

(d) On October 25, 2018, the Board elected Brad Southern as a new director to fill the vacancy created as a result of Mr. Smith's resignation.  The Board determined that Mr. Southern is an "independent director" as defined in the Rule 5605(a)(2) of the Nasdaq Marketplace Rules and also appointed Mr. Southern to serve as a member of the audit committee of the Board.  Mr. Southern's initial term as a director will expire at the Company's 2019 annual meeting of shareholders, and the Company anticipates that he will stand for reelection at that time.

Mr. Southern is the Chief Executive Officer and member of the Board of Directors of Louisiana-Pacific ("LP"), a global leader of high performance building solutions based in Nashville, Tennessee.  Mr. Southern joined LP in 1999. He led LP's siding business from 2005 to 2015 before taking the lead for OSB operations, a position he held until he was named chief operating officer in 2016.  Mr. Southern began his career with MacMillan Bloedel as a forester, where he held a variety of jobs in forestry, strategic planning, finance, accounting and plant management. He has a B.S. and a master's degree in Forest Resources, both from the University of Georgia.

There have been no arrangements or understandings between Mr. Southern and any other person pursuant to which he was elected as a director.  Mr. Southern will receive compensation for his services as director in accordance with the director compensation plan described under the heading "Material Terms of Director Compensation Plan" in the Company's definitive Proxy Statement dated March 9, 2018, and filed with the Securities and Exchange Commission on March 9, 2018.

On October 29, 2018, the Company issued a press release with additional information regarding the foregoing.  A copy of this press release is attached to this filing as an exhibit and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated October 29, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2018	ASTEC INDUSTRIES, INC.
By: /s/ Stephen C. Anderson Stephen C. Anderson Vice President and Secretary
EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated October 29, 2018